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                             EXHIBIT E(1)

                           BROKER AGREEMENT

This Agreement is entered into as of the first day of April, 2002, by and between Robert W. Baird & Co. Incorporated ("Broker") and Northwestern Mutual Investment Services, LLC, ("NMIS") the distributor of shares ("Shares") of Mason Street Funds, Inc. ("Funds"). In consideration of the mutual covenants hereinafter contained, the parties agree as follows:

1.    Authorization.  NMIS  authorizes  Broker to: (i) place orders for
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its customers and sell Shares to its customers at the current offering price as set forth in the Funds' then-current prospectus; and (ii) render, at Broker's option, additional customer services as defined below. Broker has no obligation to purchase or sell or solicit the purchase or sale of Shares of any Fund.

2.    Additional  Customer  Services.  Broker  customer  services shall
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include: (i) processing purchase and redemption transactions through its clearing firm; (ii) answering routine customer inquiries regarding the Funds and the customer's account; and (iii) assisting customers in changing account designations and addresses.

3. Compensation. When Broker sells Shares of the Funds to its customers it shall
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be entitled to receive the dealer allowance that applies to such Fund and Class as specified in the Prospectus and Statement of Additional Information of the Funds. In consideration of Broker furnishing distribution services hereunder with respect to the Funds, on a quarterly basis NMIS will make payments to Broker pursuant to the distribution plans adopted by the Funds pursuant to Rule 12b-1 under the Investment Company Act of 1940. Such payment will be equal to ..10% of the average daily net assets of shares of each class of each Fund outstanding held by Broker's customers. In accordance with directions that Broker shall give NMIS from time to time, NMIS shall pay the above compensation relating to the offer, sale, distribution and servicing of Shares of the Funds to Broker for payment to registered representatives of Broker.

4.    Minimum Order. Broker acknowledges and agrees to the initial and
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subsequent investment minimums as described in the then-current prospectus for the Funds, which may vary from time to time, and which may be waived by a representative of the Funds.

5. Representations. Broker shall make no representations concerning the Funds or
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the Shares except those contained in the most current Funds' prospectus, the most current Funds' Statement of Additional Information or current advertising or sales literature approved by NMIS.

6. Not an Agent. Broker is not authorized to act as agent for NMIS or the Funds,
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except for purposes of selling Shares as provided herein. Broker agrees to only purchase shares of the Funds for orders received from its customers. NMIS shall not be liable to Broker, except for obligations expressly assumed in this Agreement.

7. Indemnity. Broker shall indemnify, defend and hold NMIS, the Funds, and the
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Funds' Transfer Agent and Custodian and their respective officers, directors and any person who may be deemed to be a controlling person of any of them, free and harmless from and against any and all losses, claims, damages, liabilities and expenses (including the cost of investigating or defending such losses, claims, demands or liabilities and any court costs and attorney's fees in connection therewith), whether joint or several, to which any such person may become subject insofar as

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such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon, (i) any breach of any representation, warranty or covenant made by Broker herein, or (ii) any failure by Broker to perform its obligations set forth herein, or (iii) any untrue statement or alleged untrue statement of fact, or any omission or alleged omission to state a fact in connection with Broker's duties herein, or (iv) any misfeasance or misconduct by Broker in the performance of Broker's duties and obligations herein.

NMIS shall indemnify, defend and hold Broker, its officers and directors, and any persons who may be deemed to be a controlling person of any of them, free and harmless from and against any and all losses, claims, damages, liability and expenses (including the cost of investigating or defending such losses, claims, demands or liabilities and any court costs and counsel fees in connection therewith), whether joint or several, to which any such person may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any breach of any representation, warranty or covenant made by NMIS herein, or (ii) any failure by NMIS to perform its obligations set forth herein, or (iii) any untrue statement, or alleged untrue statement of a material fact provided by NMIS and contained in any Registration Statement or any Prospectus of the Funds, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated, and required to be provided by NMIS, in either any Registration Statement or any Prospectus of the Funds, or necessary to make the statements in any thereof not misleading.

8. Compliance. Broker and NMIS represent and warrant that they are members in
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good standing of the National Association of Securities Dealers ("NASD") and
agree to abide by the Conduct Rules of the NASD and by all other rules and regulations that are now or may become applicable to transactions hereunder, including, but not limited to, rules governing customer suitability and account maintenance. Each party further represents and warrants that it will notify the other party immediately at such time, if any, as it ceases to be a member in good standing of the NASD.

9. Orders and Settlements. For as long as Baird clears trades for the Funds,
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orders received by NMIS through NSCC levels 0, 3 and 4 shall be confirmed in writing by Baird on behalf of NMIS. Settlements shall be made within three business days of an order to purchase shares of the Funds, except when funds are not forwarded in a timely manner. If payment is not so received or made, NMIS reserves the right to cancel the sale, or at its option, to liquidate the shares of the Funds subject to such sale at the then prevailing net asset value in which case Broker shall be liable for any loss resulting to the Funds or to NMIS. Broker shall make available to the Funds and NMIS the services of NSCC and FUND/SERV to which Broker is entitled for all shares of the Funds held by Broker's or NMIS's customers, until such time as NMIS becomes a member of NSCC.

10.   Notice.  Any  notice to NMIS shall be duly given if mailed or delivered
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to President, Northwestern Mutual Investment Services, LLC, 611 East Wisconsin
Ave., Milwaukee, WI 53202. Notice to Broker shall be duly given if mailed or delivered to General Counsel, Robert W. Baird & Co. Incorporated, 777 East Wisconsin Ave., Milwaukee, WI 53202. Notice is deemed given when delivered or when mailed certified, return receipt requested.

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11.   Termination.
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      (a) By the Parties. This Agreement may be terminated by either party on thirty (30) days' written notice to the other party.

      (b) By the Directors or Shareholders of the Funds. This Agreement may be terminated at any time, without the payment of any penalty by the vote of a majority of the members of the Board of Directors of the Funds who are not interested persons of the Funds ("Independent Directors") or by a majority of the outstanding voting securities of the Funds on not more than sixty (60) days' written notice to the parties to this Agreement.

      (c)  Loss of Good Standing.  This Agreement will terminate automatically
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if NMIS or Broker ceases to be a member in good standing of the NASD.

      (d)  By Assignment. This Agreement will terminate automatically
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in the event of its assignment as defined in the Investment Company
Act of 1940.

12. Governing Law. This Agreement shall be governed and construed under the laws
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of the State of Wisconsin. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the Rules of the National Association of Securities Dealers Regulation, Inc. Such arbitration must be commenced within one year after the cause of action forming the basis of the controversy or claim accrued.

13.   Amendment.  This  Agreement  may be  amended  only  by a  written
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instrument signed by the parties hereto.

14. Broker is hereby expressly put on notice that all persons dealing with the Funds, a Maryland corporation, must look solely to the Funds for the enforcement of any claim against the Funds as the Directors, officers, agents and shareholders of the Funds assume no personal liability whatsoever for obligations entered into on behalf of the Funds.

DATED this 1st day of April, 2002.

     BROKER:                   ROBERT W. BAIRD & CO. INCORPORATED

                               By /S/ASHLEY S. BORGES
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                                     Its Senior Vice President


     NMIS:                     NORTHWESTERN MUTUAL INVESTMENT SERVICES, LLC

                               By  /S/ LEONARD F. STECKLEIN
                                       Its Senior Vice President, Variable
                                       Annuities
178667

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